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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
ROSETTA INPHARMATICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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ROSETTA INPHARMATICS, INC.

Notice of Annual Meeting of Stockholders

To Be Held May 16, 2001

    The Annual Meeting of Stockholders (the "Annual Meeting") of Rosetta Inpharmatics, Inc., a Delaware corporation (the "Company"), will be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington 98101 on Wednesday, May 16, 2001 at 9:00 a.m., local time, for the following purposes:

  1.
  To elect two directors to serve until the 2004 Annual Meeting;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ended December 31, 2001;

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

    The Board of Directors has fixed the close of business on April 6, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                      By Order of the Board of Directors,

                      /s/ John J. King II
                      John J. King II
                      Secretary

Kirkland, Washington
April 12, 2001

IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
THANK YOU FOR ACTING PROMPTLY.

ROSETTA INPHARMATICS, INC.

12040 115th Avenue NE, Kirkland, Washington 98034

PROXY STATEMENT

General

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Rosetta Inpharmatics, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington 98101 on Wednesday, May 16, 2001 at 9:00 a.m., local time, and any adjournment or postponement thereof.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 12, 2001.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: John J. King II) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

    The close of business on April 6, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 32,183,247 shares of Common Stock outstanding.

Voting and Solicitation

    Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote, present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

    Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast with respect to that particular matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

    The Company's solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    At the Annual Meeting, the stockholders will elect two directors to serve until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

    Assuming a quorum is present, the two nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 16, 2001 and certain other information about them are set forth below:

Name of Nominee	Age	Company Positions/Offices	Director Since
Steven Gillis, Ph.D.(1)(2)	48	Director	June 1997
Harvey S. Sadow, Ph.D.(3)	78	Director	February 1999
Continuing Directors				Term Expires
Stephen H. Friend, M.D., Ph.D.(2)	47	Chairman, President, Chief Executive Officer and Chief Scientific Officer	April 1997	2003
William I. Buffington	52	Director	October 1999	2003
William W. Ericson(2)	42	Director	March 2000	2002
John J. King II	49	Senior Vice President, Chief Operating Officer and Director	April 1997	2002
Ruth B. Kunath(1)(2)(3)	49	Director	June 1997	2002
Charles P. Waite(1)(3)	46	Director	June 1997	2003

(1)
Member of the Compensation Committee

(2)
Member of the Executive Committee

(3)
Member of the Audit Committee

    There are no family relationships among any of the directors or executive officers of the Company.

Nominee Profiles

    Steven Gillis, Ph.D.  Dr. Gillis has served as one of the Company's directors since June 1997. He has served as Chairman of the Board of Corixa Corporation, a biotechnology company, since March 1999 and either President or Chief Executive Officer and Director of Corixa since 1994. Dr. Gillis was a founder of Immunex Corporation, a biotechnology company. From 1981 to 1994, Dr. Gillis served as Executive Vice President and Director of Research and Development of Immunex, and from 1993 to 1994, served as Acting Chief Executive Officer and Chairman of the Board of Immunex. From 1990 to 1994, Dr. Gillis also served as President and Chief Executive Officer of Immunex Research and Development Corporation, a wholly-owned subsidiary of Immunex, and Chief Scientific Officer of Immunex. In addition, Dr. Gillis is a director of Micrologix Biotech, Inc., a biotechnology company, Genesis Research and Development Corporation Limited, a biotechnology company, and Koronis Pharmaceuticals, a biotechnology company. Dr. Gillis graduated from Williams College with a B.A. in Biology and English and received his Ph.D. in Biological Sciences from Dartmouth College.

    Harvey S. Sadow, Ph.D.  Dr. Sadow has served as one of the Company's directors since February 1999. Prior to that, Dr. Sadow served as Chairman of the Board of Directors of Acacia Biosciences, Inc., a biotechnology company, until the Company's acquisition of Acacia in February 1999. He was President and Chief Executive Officer and a director of Boehringer Ingelheim Ltd., a pharmaceuticals company, from 1971 until 1981 and as President and Chief Executive Officer of its successor company, Boehringer Ingelheim Pharmaceuticals, Inc. and its parent, Boehringer Ingelheim Corporation, until 1988, retiring as Chairman of the Board of both companies in 1990. He is currently a director of Anika Therapeutics, Inc., a biomedical company, Cholestech Corp., a medical diagnostics company, and Trega Biosciences, Inc., a biotechnology company. Dr. Sadow received a B.S. from the Virginia Military Institute in 1947, a M.S. from the University of Kansas in 1949 and a Ph.D. in bioanalytical chemistry from the University of Connecticut in 1953.

Continuing Director Profiles

    Stephen H. Friend, M.D., Ph.D.  Dr. Friend co-founded the Company in 1996 and has served as Chairman of the Board of Directors since November 2000, the Chief Executive Officer since February 2000, as the Company's President since June 1997, as the Chief Scientific Officer and Director since April 1997. From April 1997 to June 1997, Dr. Friend served as the Company's Acting President. From December 1996 to April 1997, Dr. Friend served as the Company's Vice President of Functional Genomics. Dr. Friend joined the Fred Hutchinson Cancer Research Center, a research organization, as a visiting scientist in 1994 and has been a Full Member and Head of the Program of Molecular Pharmacology from 1995 to 2000. In 1995, he co-founded the Seattle Project, an Advanced Institute for Drug Discovery, at the Hutchinson Center and was a co-director from 1995 through March 2000. Dr. Friend held faculty positions at Harvard Medical School from 1987 to 1995 and at Massachusetts General Hospital from 1990 to 1995. Dr. Friend graduated from Indiana University with a B.A. in Philosophy and received his Ph.D. in Biochemistry and his M.D. from Indiana University.

    William I. Buffington.  Mr. Buffington has served as one of the Company's directors since October 1999. From August 1998 to the present, Mr. Buffington has been Vice President of the Life Sciences Business Unit at Agilent Technologies, Inc, a technology company formerly part of Hewlett-Packard Company. Prior to that, he held various positions at Hewlett-Packard Company, a technology company, including Group R&D Manager, Bioscience Products Business from January 1996 to August 1998, General Manager and Director at Hewlett Packard and Yokogawa Electrical JV from April 1992 to May 1995, and R&D Manager, Avondale Division, from 1984 to April 1992. Mr. Buffington holds a B.S. in Electrical Engineering and a M.S. in Physics from Pennsylvania State University.

    William W. Ericson.  Mr. Ericson has served as one of the Company's directors since March 2000. Since April 2000, Mr. Ericson has been a General Partner with Mohr, Davidow Ventures, a venture capital firm. From 1995 to April 2000, Mr. Ericson was a director at Venture Law Group, a law firm that focuses on the representation of technology companies. Prior to joining Venture Law Group, Mr. Ericson was an associate at the law firm of Brobeck, Phleger and Harrison, LLP from 1992 through 1995. Mr. Ericson holds a Bachelor of Science in Foreign Service from Georgetown University and a J.D. from Northwestern University School of Law. Mr. Ericson is on the board of Onvia.com, Inc. and several privately-held companies.

    John J. King II.  Mr. King has served as the Company's Senior Vice President, Chief Operating Officer and Director since April 1997. From 1992 to 1996, Mr. King served as Executive Vice President of KidStar Interactive Media, Inc., a media company. He co-founded Biotope, Inc., a biotechnology company, and served as its President and Chief Operating Officer from 1986 to 1988 and its Chairman from 1988 to 1992. Mr. King co-founded IMRE Corporation, a biotechnology company, and served as its President and Chief Operating Officer from 1981 to 1986. Mr. King graduated from the University of Pennsylvania with a B.A. in Anthropology.

    Ruth B. Kunath.  Ms. Kunath has served as one of the Company's directors since June 1997. Since 1992, Ms. Kunath has managed the public and private biotechnology and emerging healthcare technology portfolios for Vulcan Ventures, Inc., a venture capital firm founded by Paul G. Allen in 1992. From 1975 to 1992, Ms. Kunath was the Biotechnology Analyst and then the Senior Portfolio Manager for the healthcare sector at Bank of America Capital Management, a financial services company. Ms. Kunath is currently a director of VaxGen, Inc., Curis, Inc., and Dendreon Corporation, all of which are biotechnology companies. Ms. Kunath is a Certified Financial Analyst and holds a B.A. from DePauw University in Indiana.

    Charles P. Waite.  Mr. Waite has served as one of the Company's directors since June 1997. From 1987 to the present, Mr. Waite has been a General Partner with OVP Venture Partners, a venture capital firm. From 1983 to 1987, he was a General Partner at Hambrecht & Quist Venture Partners. Mr. Waite currently serves on a number of boards including: Loudeye Technologies, Inc., an Internet media company, Seattle Genetics, a biotechnology company, SignalSoft Corporation, a wireless services company, WatchGuard Technologies, Inc, an Internet security company, and Verity, Inc., a software company. Mr. Waite received his A.B. from Kenyon College and received his M.B.A. from Harvard University.

Executive Officers

    The executive officers of the Company who are not also directors of the Company, their ages as of May 16, 2001, and certain other information about them are set forth below:

Name of Non-Director Executive	Age	Company Positions/Offices
Mark S. Boguski, M.D., Ph.D.	46	Senior Vice President of Research and Development
Gregory Sessler	48	Senior Vice President and Chief Financial Officer

Officer Profiles

    Mark S. Boguski, M.D., Ph.D.  Dr. Boguski has been the Company's Senior Vice President of Research and Development since March 2000. From 1995 to March 2000, he was a Senior Investigator at the U.S. National Center for Biotechnology Information, a division of the National Library of Medicine at the National Institutes of Health in Bethesda, Maryland and was a Senior Staff Fellow at the National Center from 1989 to 1995. In addition, Dr. Boguski has been an Assistant Professor in the

Department of Molecular Biology and Genetics at Johns Hopkins University School of Medicine from 1995 to present. Dr. Boguski received a B.A. from Johns Hopkins University and a Ph.D. and M.D. from the Washington University School of Medicine.

    Gregory Sessler.  Mr. Sessler has served as the Company's Senior Vice President and Chief Financial Officer since March 2000. From 1995 to March 2000, Mr. Sessler served as Chief Financial Officer and Senior Vice President, Strategic Market Development, of Sonus Pharmaceuticals, Inc., a developer of ultrasound contrast agents. From 1990 to 1995, Mr. Sessler was with MicroProbe Corporation (now Epoch Biosciences), a developer of proprietary chemistry with applications in genomics and diagnostics, most recently as Senior Vice President, Chief Financial Officer and a member of its Board of Directors. Mr. Sessler has a B.S. from Syracuse University and a M.B.A. from the Stanford University Graduate School of Business and is a Certified Public Accountant.

Meetings and Committees of the Board of Directors

    During the period from January 1, 2000 through December 31, 2000 (the "last fiscal year"), the Board met 7 times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

    Nominations that are intended to be included in the Company's proxy statement for the 2002 Annual Meeting must be submitted no later than December 13, 2001. See "Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting."

    The Company has an Audit Committee composed of three independent directors. Information regarding the membership, functions, and the number of meetings held during fiscal 2000 is set forth in the "Audit Committee Report" included in this proxy statement.

    The Compensation Committee consists of directors Steven Gillis, Ph.D., Ruth B. Kunath and Charles P. Waite and held 7 meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1997 Stock Plan, 2000 Stock Plan, 2000 Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan. Information regarding executive compensation may be found in the "Compensation Committee Report on Executive Compensation" included in this proxy statement.

Compensation of Directors

    One Director currently receives $1,500 per board meeting of the Company's Board of Directors attended plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings. All other Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board meetings. The Company's 2000 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a nonemployee director of the Company, and each person who was a nonemployee director of the Company on the effective date of the Company's initial public offering, is granted a nonstatutory stock option to purchase 25,000 shares of Common Stock on the date on which the optionee first becomes a nonemployee director of the Company or on the effective date of the Company's initial pubic offering, as the case may be. Thereafter, on the date of each annual meeting of the Company's stockholders, each nonemployee director is granted an additional option to purchase 5,000 shares of Common Stock if, on such date, he or she has served on the Board for at least six months. Each of the nominees for director and each continuing director will have served for more than six months at the time of the Annual Meeting, so each director who continues to serve on the Board following the Annual Meeting will receive an option to purchase 5,000 shares of the Company's Common Stock under the Directors' Plan on the date of the Annual Meeting.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP has served as the Company's independent accountants since December 1997 and has been appointed by the Board to continue as the Company's independent accountants for the fiscal year ending December 31, 2001. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of accountants.

    A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. The members of the Audit Committee are Ruth B. Kunath, Harvey S. Sadow, Ph.D. and Charles P. Waite. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

    The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent accountants. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for the Company's internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

    The Audit Committee held three meetings during fiscal year 2000. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and the Company's independent public accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented consolidated financial statements. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2000 with management and the independent accountants.

    The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

    The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company.

    Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    The Audit Committee of the Board of Directors of Rosetta Inpharmatics, Inc.:

    Ruth B. Kunath
    Harvey S. Sadow, Ph.D.
    Charles P. Waite

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

    During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP, the Company's independent accountant, billed the Company the fees set forth below. The audit committee of the board of directors has considered whether and concluded that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.

Audit Fees	$96,250
All Other Fees	$277,218

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of February 28, 2001 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Rosetta Inpharmatics, Inc., 12040 115th Avenue NE, Kirkland, Washington 98034.

Name and Address	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock(2)
Vulcan Ventures, Inc.(3) 110 100th Avenue N.E., Suite 550 Bellevue, WA 98004	3,809,258	11.8%
William I. Buffington(4) Agilent Technologies, Inc. 3500 Deer Creek Road Palo Alto, CA 94304	3,459,791	10.8%
Charles P. Waite(5) OVP Venture Partners 2420 Carillon Point Kirkland, WA 98033	1,203,104	3.7%
Stephen H. Friend, M.D., Ph.D.(6)	900,014	2.8%
John J. King II(7)	384,000	1.2%
Mark S. Boguski, M.D., Ph.D.(8)	320,000	1.0%
Gregory Sessler(9)	190,000	*
Harvey S. Sadow, Ph.D.(10)	58,251	*
Steven Gillis, Ph.D.(11)	54,167	*
William W. Ericson(12)	39,701	*
Ruth B. Kunath(13)	4,167	*
All directors and executive officers as a group (10 persons)	6,613,195	20.1%

    * Less than 1%.

(1)
To the Company's knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after February 28, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Beneficial ownership calculation is based solely on the a review of a Schedule 13D filing made with the Securities and Exchange Commission on August 15, 2000. Such filing sets forth beneficial ownership as of August 15, 2000. As of March 1, 2001, no amendment to such Schedule 13D was filed.

(4)
All 3,459,791 shares are owned by Agilent Technologies, Inc. Mr. Buffington, one of the Company's directors, is a Vice President of the Life Sciences Business Unit of Agilent, and as such may be deemed to share voting and investment power with respect to shares. Mr. Buffington disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

(5)
Includes: 817,039 shares held by Olympic Venture Partners IV, LP; 236,236 shares held by Olympic Venture Partners V, LP; 30,951 shares held by Olympic Venture Partners IV Entrepreneurs Fund, LP; 26,248 shares held by Olympic Venture Partners V Entrepreneurs Fund, LP; and 88,463 shares held by OVMC IV. Mr. Waite is a general partner of OVP Venture Partners and as such may be deemed to share voting and investment power with respect to such shares. Mr. Waite disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes an option to purchase 4,167 shares exercisable within 60 days of February 28, 2001. Under this option, 4,167 shares are vested as of April 29, 2001, and the remaining shares vest monthly in equal installments through August 2004 so long as Mr. Waite remains a director of the Company.

(6)
Includes 50,000 shares held by Friend Family LLC. Dr. Friend has shared voting and investment power with respect to such shares. Also includes an option to purchase 300,000 shares exercisable within 60 days of February 28, 2001. Under this option, 87,500 shares are vested as of April 29, 2001, and the remaining shares vest monthly in equal installments through February 2004 so long as Dr. Friend is employed by the Company.

(7)
Includes 6,500 shares held by The John and Pamela King Irrevocable Trust. Mr. King has shared voting and investment power with respect to such shares. Also includes an option to purchase 190,000 shares exercisable within 60 days of February 28, 2001. Under this option, 55,417 shares are vested as of April 29, 2001, and the remaining shares vest monthly in equal installments through February 2004 so long as Mr. King is employed by the Company.

(8)
As of April 29, 2001, Rosetta has a right to repurchase 218,750 shares held by Dr. Boguski, which repurchase right lapses ratably each month through March 2004. Includes 100,000 shares held by Boguski-Berman Enterprises LLLP. Dr. Boguski has shared voting and investment power with respect to such shares. Also includes an option to purchase 20,000 shares exercisable within 60 days of February 28, 2001. Under this option, 10,000 shares are vested as of April 29, 2001, and the remaining shares vest at the end of each year in equal installments through December 2002 so long as Dr. Boguski is employed by the Company.

(9)
Includes an option to purchase 180,000 shares exercisable within 60 days of February 28, 2001. Under this option, 48,750 shares are vested as of April 29, 2001, and the remaining shares vest monthly in equal installments through March 2004 so long as Mr. Sessler is employed by the Company.

(10)
Includes options to purchase 24,167 shares exercisable within 60 days of February 28, 2001 under two option grants. Under the first option, 10,417 shares are vested as of April 29, 2001, and the remaining shares under this option vest monthly in equal installments through May 2003 so long as Dr. Sadow remains a director of the Company. Under the second option, 4,167 shares are vested as of April 29, 2001, and the remaining shares under this option vest monthly in equal installments through August 2004 so long as Dr. Sadow remains a director of the Company.

(11)
Includes options to purchase 54,167 shares exercisable within 60 days of February 28, 2001 under two option grants. Under the first option, 46,875 shares are vested as of April 29, 2001, and the remaining shares under this option vest monthly in equal installments through September 2001 so long as Dr. Gillis remains a director of the Company. Under the second option, 4,167 shares are vested as of April 29, 2001, and the remaining shares under this option vest monthly in equal installments through August 2004 so long as Dr. Gillis remains a director of the Company.

(12)
Includes options to purchase 29,167 shares exercisable within 60 days of February 28, 2001 under two option grants. Under the first option, 6,771 shares are vested as of April 29, 2001, and the remaining shares under this option vest monthly in equal installments through March 2004 so long as Mr. Ericson remains a director of the Company. Under the second option, 4,167 shares are vested as of April 29, 2001, and the remaining shares under this option vest monthly in equal installments through August 2004 so long as Mr. Ericson remains a director of the Company.

(13)
Consists of an option to purchase 4,167 shares exercisable within 60 days of February 28, 2001. Under this option, 4,167 shares are vested as of April 29, 2001, and the remaining shares vest monthly in equal installments through August 2004 so long as Ms. Kunath remains a director of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2000 and the fiscal year ended December 31, 1999, (b) the three other most highly compensated individuals who served as executive officers of the Company during the fiscal year ended December 31, 2000 and whose total salary and bonus for that year exceeded $100,000 and (c) the one other most highly compensated individual who served as an executive officer of the Company during the fiscal year ended December 31, 1999 and whose total salary and bonus for that year exceeded $100,000.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($) (2)	Other Annual Compensation ($)		Securities Underlying Options (#) (1)	All Other Compensation ($) (5),(6)
Stephen H. Friend, M.D., Ph.D. Chairman, President and Chief Executive Officer	2000 1999	202,813 172,500	— 16,500	3,094 2,578	(3) (3)	300,000 —	6,161 713
John J. King II Senior Vice President and Chief Operating Officer	2000 1999	161,021 136,500	— 13,100	— —		190,000 —	7,546 7,424
Gregory Sessler Senior Vice President and Chief Financial Officer	2000	147,555	—	—		190,000	5,947
Mark S. Boguski, M.D., Ph.D. Senior Vice President of Research and Development	2000	165,577	—	105,623	(4)	300,000	5,970

(1)
No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year.

(2)
Amounts reported consist of bonuses paid to the employee in the year indicated.

(3)
Amounts reported consist of a car allowance to Dr. Friend.

(4)
The amount reported consists of payments in connection with relocation and reimbursement of certain legal expenses.

(5)
Amounts reported for fiscal year 1999 consist of: (i) premiums paid on life and accidental death and dismemberment insurance policies for the officer's benefit (Dr. Friend, $713; and Mr. King, $713) and (ii) premiums paid on health insurance (Mr. King, $6,711).

(6)
Amounts reported for fiscal year 2000 consist of: (i) premiums paid on health and dental insurance for the Officer's benefit (Dr. Friend, $5,307; Mr. King, $6,781; Mr. Sessler, $5,478; and Dr. Boguski, $5,476) and (ii) premiums paid on life and accidental death and dismemberment insurance policies for the officer's benefit (Dr. Friend, $854; Mr. King, $765; Mr. Sessler, $469; and Dr. Boguski, $494).

    Dr. Friend entered into an agreement with the Company dated June 1997 which provides that in the event his employment with the Company is terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for six months. The term of his employment contract is for no specified length of time.

    Dr. Boguski entered into an agreement with the Company dated March 2000 which provides that in the event his employment with the Company is terminated by the Company without cause, he will be entitled to receive his monthly base salary and benefits for one year, and to continued vesting of his options for that year. Severance payments will be offset by any other salary Dr. Boguski may receive during that time from other employment. The term of his employment contract is for no specified length of time.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
			Percent of Total Options Granted to Employees in Fiscal Year(%)(4)
	Number of Securities Underlying Options Granted(#)(2)			Exercise of Base Price ($/sh)(5)
					Expiration Date
Name						5% ($)	10% ($)
Stephen H. Friend, M.D., Ph.D.	300,000	(2)	14.1	2.88	2/15/2010	543,365	1,376,993
John J. King II	190,000	(2)	8.9	2.88	2/15/2010	344,131	872,096
Gregory Sessler	190,000	(2)	8.9	5.25	3/12/2010	627,322	1,589,758
Mark S. Boguski, M.D., Ph.D.	300,000	(2)	14.1	5.25	3/12/2010	990,509	2,510,144

(1)
No stock appreciation rights (SARs) were granted to the Named Executive Officers in the last fiscal year.

(2)
Options granted to Stephen H. Friend, M.D., Ph.D. and John J. King II vest 12.5% on August 16, 2000 and 1/48 of the total number of shares subject to the option vests ratably at the end of each month thereafter. Options granted to Gregory Sessler and Mark S. Boguski, M.D., Ph.D. vest 12.5% on September 13, 2000 and 1/48 of the total number of shares subject to the option vests ratably at the end of each month thereafter. These options have a 10-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, these options shall become vested to the extent of 50% of the shares then unvested, and any repurchase right of the Company with respect to shares issued upon exercise of these options shall lapse as to 50% of the shares subject to such repurchase right prior to the change in control. In the event that the successor does not agree to assume the award or to substitute equivalent options, the options shall become vested to the extent of all the shares then unvested, and any repurchase right of the Company with respect to shares issued upon exercise of the options shall lapse as to all of the shares subject to such repurchase right prior to the change in control.

(3)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4)
The Company granted stock options representing 2,134,450 shares to employees in the last fiscal year.

(5)
The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 2000 and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2000.

Name	Shares Acquired on Exercise(#)	Value Realized($)		Number of Unexercised Options at Fiscal Year End(#) Exercisable/ Unexercisable(1)	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/Unexercisable(2)
Stephen H. Friend, M.D., Ph.D.	—	—		300,000/—	3,936,000/—
John J. King II	—	—		190,000/—	2,492,800/—
Gregory Sessler	10,000	—	(3)	180,000/—	1,935,000/—
Mark S. Boguski, M.D., Ph.D.	300,000	—	(3)	20,000/—	312,000/—

(1)
No stock appreciation rights (SARs) were outstanding during fiscal year 2000.

(2)
Based on the $16.00 per share closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 2000 less the exercise price of the options.

(3)
Value realized is calculated based on the fair market value of the stock as determined by the Board of Directors on March 13, 2000 ($5.25) minus the exercise price of the option ($5.25) and does not indicate that the optionee sold such stock.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 2000. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under the Company's 1997 Stock Plan and 2000 Stock Plan, and the granting of stock under the Company's 2000 Employee Stock Purchase Plan. The Committee made recommendations to the Board of Directors with respect to the terms of the 2000 Directors' Stock Option Plan; grants made under this plan are nondiscretionary. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

    Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

    The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

    Cash bonuses are awarded on a discretionary basis to executive officers on the basis of the percentage of aggregate achievement of specific company-wide goals, such as product development milestones, revenue growth and funding objectives and, to a lesser extent, their success in achieving designated individual goals.

Long-Term Incentive Compensation

    The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of

Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the percentage of aggregate achievement of specific company-wide goals, his or her success in achieving designated individual goals, his or her existing holdings of options, and internal comparability considerations.

    Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

    Stephen H. Friend, M.D., Ph.D. has served as the Company's President and Chief Executive Officer since February 2000. His base salary for fiscal 2000 was $202,813.

    The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Dr. Friend's salary and stock option grant. Significant factors in establishing Dr. Friend's compensation were his leading role in establishing our research and development strategy, in the formation of significant collaborations and strategic alliances and in recruiting and hiring key employees. The average salary paid to chief executive officers of comparable biotechnology companies was also a consideration.

Deductibility of Executive Compensation

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1997 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

    The Compensation Committee of the Board of Directors of Rosetta Inpharmatics, Inc.:

Steven Gillis, Ph.D.
Ruth B. Kunath
Charles P. Waite

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee of the Board of Directors currently consists of Steven Gillis, Ph.D., Ruth B. Kunath and Charles P. Waite. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company loaned $1,575,000 to Dr. Boguski, the Company's Senior Vice President of Research and Development, in March 2000 pursuant to a 6.35% secured Promissory Note to facilitate Dr. Boguski's exercise of an option to purchase 300,000 shares of the Company's Common Stock. This loan is due and payable on demand in March 2004 or upon termination of Dr. Boguski's employment with the Company for any reason, unless he becomes a consultant to the Company.

    The Company loaned $58,200 to Mr. King, the Company's Chief Operating Officer, in December 1998 to facilitate Mr. King's exercise of an option to purchase 145,000 shares of the Company's Common Stock. In December 2000, this amount plus interest of $4,926 was repaid to the Company by Mr. King.

    Venture Law Group served as the Company's corporate counsel during fiscal year 2000. William W. Ericson, one of the Company's directors, was the managing director of Venture Law Group's office in Kirkland, Washington until April 8, 2000.

    The Company received payments of $6,116,296 during fiscal year 2000 from Agilent Technologies, Inc., a stockholder holding approximately 10.8% of the Company's outstanding stock, in connection with a collaboration agreement and a supply agreement that the Company entered into for research and development, certain licensing rights and transfer of know how and technology. William I. Buffington, who is Vice President, Life Sciences Business Unit at Agilent, serves as a member of the Company's Board of Directors. Of the amounts received, $5,097,229 was recognized as revenue in 2000. Additionally the Company has forecasted the purchase of $14.7 million of DNA microarrays during 2001 from Agilent pursuant to the supply agreement.

    In August 2000, Agilent purchased 714,285 shares of the Company's Common Stock at $14.00 per share as part of a private placement which resulted in proceeds to the Company of $9,999,990.

    In October 1999, Agilent purchased 2,285,714 shares of the Company's Series D Preferred Stock at $5.25 per share. Pursuant to the Series D Preferred Stock Purchase Agreement dated October 1, 1999, Agilent has a right to be notified in the event that either (i) the Company commences discussions with a third party with respect to a transaction that would result in a change in control of the Company or (ii) the Company receives a proposal with respect to such a transaction. If the Company commences such discussions, the Company may not enter into any definitive agreement with the third party until at least thirty days after the delivery of the notice to Agilent. If the Company receives a proposal from a third party, the Company may not enter into any definitive agreement with the third party until the earlier of ten days after the delivery of notice of the proposal or (if applicable) the expiration of the thirty day period referred to above.

    In March 2000, the Company sold 4,442,378 shares of its Series E Preferred Stock at $9.36 per share, generating proceeds to the Company of $41.6 million. Certain of the Company's directors and holders of more than five percent of the Company's outstanding stock purchased shares of Series E Preferred Stock at that time, on the same terms and conditions as the other purchasers. Such purchasers are as follows: Vulcan Ventures, Inc., the holder of approximately 11.8% of the Company's outstanding stock, purchased 1,602,564 shares; Olympic Venture Partners IV, L.P., a partnership of which Charles P. Waite, one of the Company's directors, is a general partner, purchased 262,484 shares; OVP V Entrepreneurs Fund, L.P., a partnership of which Mr. Waite is a general partner, purchased 26,248 shares; Agilent Technologies, the holder of approximately 10.8% of the Company's outstanding stock, purchased 459,792 shares; and William W. Ericson, one of the Company's directors, purchased 534 shares.

    In August 2000, holders of warrants to purchase 498,125 shares of the Company's Common Stock elected to exercise via a cashless exercise resulting in the issuance of 487,022 shares of Common Stock. Vulcan Ventures, Inc., the holder of approximately 11.8% of Common Stock, received 215,953 of these shares in connection with the warrant exercise. Olympic Venture Partners IV, L.P., a partnership of which Charles P. Waite, one of the Company's directors, is a general partner, received 255,520 of these shares and OVP V Entrepreneurs Fund, L.P., a partnership of which Mr. Waite is a general partner, received the remaining 15,549 shares of Common Stock in connection with these warrant exercises.

    In April 1997, the Company entered into an agreement with Hamilton Capital Ltd. (now held in Three Crowns Capital (Bermuda) Ltd.), an entity affiliated with Peter Svennilson, formerly one of the Company's directors, which provided for certain payments to Hamilton Capital in connection with investments by certain stockholders. Generally, the agreement provides that should the Company raise money from certain listed parties, Hamilton Capital will receive a cash fee equal to 5% of the gross proceeds of the financing, and warrants to purchase 7.5% of the amount of equity securities issued in the financing. In connection with this agreement, in fiscal year 2000 Hamilton Capital and Broadview Ltd. (now Three Crowns Capital (Bermuda) Ltd.), an affiliate of Hamilton Capital of which Mr. Svennilson is also a partner, received $250,000 and a warrant to purchase 26,709 shares of Series E Preferred Stock at an exercise price of $9.36 per share.

    Pursuant to the Company's 2000 Directors' Stock Option Plan, upon effectiveness of the Company's initial public offering in August 2000, the following individuals received the following option grants while serving on the Company's Board of Directors:

William W. Ericson:	25,000
Steven Gillis, Ph.D.:	25,000
Ruth B. Kunath:	25,000
Harvey S. Sadow, Ph.D.:	25,000
Peter Svennilson:	25,000	(Mr. Svennilson resigned from the Board in February 2001.)
Charles P. Waite:	25,000

    In addition, upon joining the Company's Board of Directors, Mr. Ericson received an option grant for 25,000 shares in March 2000 under the 1997 Stock Plan.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return data for the Company's stock from August 3, 2000 (the date on which the Company's stock first began trading) through December 31, 2000 to the cumulative return over such period of the Nasdaq Biotechnology Index and the Nasdaq Stock Market. The graph assumes that $100 was invested on August 3, 2000 in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $14.00, the price at which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*
FROM AUGUST 3, 2000 TO DECEMBER 31, 2000
AMONG ROSETTA INPHARMATICS, INC.,
NASDAQ BIOTECHNOLOBY INDEX AND THE NASDAQ STOCK MARKET

    * Assumes $100 invested on August 3, 2000 in stock or index, including reinvestment of dividends.

	8/3/00	9/30/00	12/31/00
Rosetta Inpharmatics, Inc.	100.00	199.22	114.29
Nasdaq Biotechnology Index	100.00	117.06	96.52
Nasdaq Stock Market	100.00	97.30	65.20

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Proposals of stockholders intended to be included in the Company's proxy statement for the 2002 Annual Meeting of Stockholders must be received by John J. King II, Rosetta Inpharmatics, Inc., 12040 115th Avenue NE, Kirkland, Washington 98034, no later than December 13, 2001. If the Company is not notified of a stockholder proposal on or before February 15, 2002, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements.

OTHER MATTERS

    The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                      By Order of the Board of Directors,

                      /s/ John J. King II
                      John J. King II
                      Secretary

April 12, 2001
Kirkland, Washington

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

    The Audit Committee will assist the board of directors in fulfilling its oversight responsibilities. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting policies, reporting practices of Rosetta Inpharmatics, Inc. ("Rosetta") and the quality and integrity of the financial reports of Rosetta. The Audit Committee's primary duties and responsibilities are to:

  •
  Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of Rosetta.

  •
  Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within Rosetta.

  •
  Oversee that management has established and maintained processes to assure compliance by Rosetta with all material applicable laws, regulations and corporate policy.

  •
  Ensure that the external auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

    The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter. In addition, the Audit Committee will undertake other duties as the Board of Directors from time to time prescribes.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. See Appendix A to this Charter for a description of what constitutes independence.

    All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Familiarity with basic finance and accounting practices requires that each such member of the Audit Committee be able to read and understand fundamental financial statements, including Rosetta's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment. If needed, Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by Rosetta or an outside consultant. Accounting or related financial management expertise requires a member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

    The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review Rosetta's financials consistent with Section IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.
Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2.
Review with management and the independent accountants Rosetta's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

3.
Review with management and the independent accountants the Quarterly Report on Form 10-Q and the Annual Report on Form 10-K prior to filing such documents, review the earnings report prior to its release, and discuss with the independent accountants the matters to be discussed under SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

4.
Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the entire Board for such accountants' audit and review of the financial statements and controls of Rosetta. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with Rosetta to determine the accountants' independence.

5.
Oversee independence of the accountants by:

•
receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and Rosetta consistent with Independence Standards Board Standard 1 ("ISB No. 1");

•
reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and Rosetta or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

•
recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

6.
Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to confirm management's recommendation to the Board that Rosetta's audited financial statements be included in Rosetta's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

7.
Ask management and the external auditors about significant financial reporting risks and exposures and the plans to minimize such risks.

8.
In conjunction with the independent accountants, review the integrity of Rosetta's financial reporting processes, both internal and external.

9.
Consider management's handling of proposed audit adjustments identified by the external auditors.

10.
Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about Rosetta and its operations.

11.
Consider and approve, if appropriate, major changes to Rosetta's auditing and accounting principles and practices as suggested by the independent accountants or management.

12.
Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

13.
Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance/General

14.
Review with Rosetta's counsel, any legal matter that could have a significant impact on Rosetta's financial statements.

15.
Report through its Chairperson to the Board following meetings of the Audit Committee.

16.
Maintain minutes or other records of meetings and activities of the Audit Committee.

V. REPORTS

    The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board of Directors in written form that will be incorporated as a part of the minutes of the Board of Directors.

Appendix A to the Audit Committee Charter

DEFINITION OF INDEPENDENCE

    A director will not be independent under the following circumstances:

  a)
  Employees. A director who is an employee (including non-employee executive officers) of Rosetta or its affiliates may not serve on the Audit Committee until three years following the termination of such employment. However, if such relationship is with a former parent or predecessor of Rosetta, the three-year bar applies to the time period following the severance of the relationship between Rosetta and the former parent or predecessor. "Affiliate" includes a subsidiary, sibling corporation, or predecessor, parent corporation or former parent corporation.

  b)
  Business Relationship. A director (i) who is a partner, controlling stockholder, or executive officer of an organization that has a business relationship with Rosetta, or (ii) who has a direct business relationship with Rosetta (e.g., a consultant), may serve on the Audit Committee only if Rosetta's Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with Rosetta, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and Rosetta, (2) the relationship between the director and his or her partnership status, stockholder interest or executive officer position, or (3) the direct business relationship between the director and Rosetta. A director who is a partner in, or controlling stockholder or an executive officer of, any for-profit business organization of which Rosetta made or received payments (except those payments arising from investments in Rosetta's securities) that exceed 5% of Rosetta's gross revenues for that year or $200,000, whichever is more, in any of the past three years is not independent. Furthermore, a director who accepts any compensation from Rosetta or its affiliates, in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax qualified retirement plan, or non-discretionary compensation is not independent.

  c)
  Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of Rosetta's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

  d)
  Immediate Family. A director who is an immediate family member of an individual who is an executive officer of Rosetta or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship. "Immediate family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ROSETTA INPHARMATICS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2001

    The undersigned stockholder(s) of Rosetta Inpharmatics, Inc., a Delaware corporation, (the "Company") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2001 and hereby appoint(s) John J. King II and Gregory Sessler or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 16, 2001 at 9:00 a.m., local time, at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington 98101 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001; AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Please sign on reverse side and return immediately)

ROSETTA INPHARMATICS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /x/

	For All	Withhold All	For All Except*		For	Against	Abstain
1. ELECTION OF DIRECTORS: Nominees 01 Steven Gillis, Ph.D. 02 Harvey S. Sadow, Ph.D.	0	0	0	2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2001;	0	0	0
* If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.				and in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.
THIS SPACE RESERVED FOR	Signature	Date

ADDRESSING	Signature	Date

(key lines do not print)	(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

FOLD AND DETACH HERE
PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE

QuickLinks

ROSETTA INPHARMATICS, INC. Notice of Annual Meeting of Stockholders To Be Held May 16, 2001
ROSETTA INPHARMATICS, INC. 12040 115th Avenue NE, Kirkland, Washington 98034 PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
TRANSACTIONS WITH MANAGEMENT AND OTHERS
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN* FROM AUGUST 3, 2000 TO DECEMBER 31, 2000 AMONG ROSETTA INPHARMATICS, INC., NASDAQ BIOTECHNOLOBY INDEX AND THE NASDAQ STOCK MARKET
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
Appendix A to the Audit Committee Charter